CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectuses and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use of our reports on the financial statements and financial highlights dated October 27, 2016 with respect to Dreyfus Opportunistic Midcap Value Fund, Dreyfus Opportunistic U.S. Stock Fund, Dreyfus Strategic Value Fund, Dreyfus Structured Midcap Fund and Dreyfus Technology Growth Fund for the fiscal year ended August 31, 2016, and dated December 29, 2016 with respect to Dreyfus Global Dynamic Bond Fund, Dreyfus Global Real Return Fund, Dreyfus Total Emerging Markets Fund and Dynamic Total Return Fund for the fiscal year ended October 31, 2016, which are incorporated by reference in this Registration Statement (Form N-1A Nos. 33-51061 and 811-7123) of Advantage Funds, Inc.

                                                                                                /s/ ERNST & YOUNG LLP

New York, New York

March 27, 2017